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                                                                    Exhibit 99.3

                           GUARANTY OF PROMISSORY NOTE

      WHEREAS, ASHWORTH, INC., a Delaware corporation (hereinafter referred to as the "Guarantor"), agrees to guarantee that certain Promissory Note, dated July 6, 2004, between its subsidiary, ASHWORTH ACQUISITION CORP., INC., a Delaware corporation, as "Maker" therein, and W. C. BRADLEY CO., a Georgia corporation, as "Holder" therein (the "Note"); and

      WHEREAS, the Holder has refused to enter into the Note unless the Guarantor guaranties the Note in the manner herein set forth; and

      WHEREAS, Guarantor, as the Maker's parent company, is receiving a valuable benefit through the Note.

       NOW, THEREFORE, to induce the Holder to enter into the Note, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

      1. This Guaranty Of Promissory Note is subject in all respects to the terms and conditions set forth and in that certain Subordination Agreement dated as of July 6, 2004 by and between W.C. Bradley Co, a Georgia corporation (the "Secured Party") and Union Bank of California, N.A.

      2. (a) The Guarantor unconditionally guaranties to the Holder and the successors and assigns of the Holder the full and punctual payment, performance, and observance, by the Maker, of all the terms, covenants and conditions in the Note contained on Maker's part to be paid, performed or observed.

            (b) If, at any time, default shall be made by the Maker in the performance or observance of any of the terms, covenants and conditions in the Note contained on the Maker's

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part to be kept, performed or observed, the Guarantor will keep, perform and observe the same, as the case may be, in place and stead of the Maker.

            (c) This is a guaranty of payment, performance, and observance and not merely of collection. The liability of the Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Maker or any other person, nor against securities or liens available to the Holder, its successors, successors-in-title, endorsees, or assigns.

      3. Any act of the Holder, or the successors or assigns of the Holder, consisting of a waiver of any of the terms or conditions of the Note, or the giving of any consent to any manner or thing relating to the Note, or the modification of the Note, may be done without releasing the obligations of the Guarantor hereunder.

      4. The obligations of the Guarantor hereunder shall not be released by Holder's receipt, application or release of security given for the performance and observance of covenants and conditions in the Note contained on Maker's part to be performed or observed; nor by any modification of the Note, but in case of any such modification the liability of the Guarantor, shall be deemed modified in accordance with the terms of any such modification of the Note.

      5. The Guarantor hereby waives to the fullest extent possible and as against the Maker and its assets any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, or any other similar claim, cause of action or remedy that otherwise would arise out of the Guarantor's performance of its obligations to the Holder under this Guaranty. The preceding waiver is intended by both the Guarantor and the Maker to be for the benefit of the Holder, and the waiver shall be enforceable by any of Holder's

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heirs, successors or assigns as an absolute defense to any action by the
Guarantor against the Maker or its assets which arises out of the Guarantor's having made any payment to the Holder with respect to any of the Maker's liabilities guarantied hereunder. If any amount shall be paid to the Guarantor on account of such subrogation or other rights at any time, such amount shall be held in trust for the benefit of the Guarantor and shall forthwith be paid to the Guarantor to be credited and applied to payment of the obligations guaranteed hereby whether matured or unmatured, in accordance with the terms hereof.

      6. This Guaranty shall apply to the Note, any extension or renewal thereof and to any holdover term following the term thereby granted or any extension or renewal thereof.

      7. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Holder.

      8. The parties agree that this Guaranty is governed by the laws of the State of Georgia and that its enforcement shall be in Superior Court of the County of Muscogee, State of Georgia, the venue and jurisdiction of which the parties do hereby consent to.

      IN WITNESS WHEREOF, Guarantor has duly executed this 6th day of July, 2004

                                            GUARANTOR:

                                            ASHWORTH, INC.

                                            By:  /s/ Randall L. Herrel, Sr.
                                                 -------------------------------
                                                 Title: CEO

                                            Attest: /s/ Halina Balys
                                                    ----------------------------
                                                    Title: Corporate Secretary

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